UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):    November 20, 2019

CONTANGO ORE, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-35770	27-3431051
(State or other jurisdiction of incorporation or organization)	(Commission File Number	(I.R.S. Employer Identification No.)

3700 Buffalo Speedway, Suite 925 Houston, Texas		77098
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, including area code:  (713) 877-1311

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01 per share	CTGO	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Amendment No. 6 to Rights Agreement

On November 20, 2019, Contango ORE, Inc., a Delaware corporation (the “Company”) and Computershare Trust Company, N.A., as Rights Agent (the “Rights Agent”), entered into an Amendment No. 6 (the “Amendment”) to the Company’s Rights Agreement, dated as of December 20, 2012, by and between the Company and the Rights Agent (as amended to date, the “Rights Agreement”).  The Amendment amends the Rights Agreement to extend the term of the Rights Agreement for approximately two years until December 31, 2021.

Amended and Restated Management Services Agreement

On November 20, 2019, the Company entered into an Amended and Restated Management Services Agreement (the “A&R MSA”), with Juneau Exploration, L.P., a Texas limited partnership (“JEX”), which amends and restates the Management Services Agreement between the Company and JEX dated as of October 1, 2016. Pursuant to the A&R MSA, JEX will continue, subject to the direction of the board of directors of the Company, to manage the business and affairs of the Company and its interest in Peak Gold, LLC (the “Joint Venture Company”), a joint venture company in which the Company currently holds a 60% interest. The services provided to the Company by JEX include corporate finance, accounting, budget, reporting, risk management, operations and stockholder relation functions of the Company. Pursuant to the A&R MSA, the Company will pay to JEX a monthly fee of $47,000, which includes an allocation of approximately $6,900 for office space and equipment. JEX will also be reimbursed for its reasonable and necessary costs and expenses of third parties incurred for the Company. In addition, executives of JEX may be granted restricted stock, stock options or other forms of compensation by the independent directors of the Company.  The amount of time and expertise required to effectively manage and administer the business and affairs of the Company will continue to be monitored by the board of directors of the Company for necessary adjustments or modifications depending upon the amount of time required to be spent on the business and affairs of the Company by the executives and the progress of the Joint Venture Company in its exploratory programs in Alaska.

Relationships

Brad Juneau, the Company’s Chairman, President and Chief Executive Officer, is the sole manager of JEX. No part of the fee payable to JEX pursuant to the A&R MSA is allocated for compensation of Brad Juneau who is compensated separately as determined by the independent directors of the Company.

The foregoing descriptions of the Amendment and the A&R MSA do not purport to be complete, and are qualified in their entirety by reference to the full text of the Amendment and the A&R MSA, which are attached as Exhibits 4.1 and 10.1 hereto, respectively.

Item 3.03.	Material Modification to Rights of Security Holders.

The information provided in Item 1.01 hereto relating to the Amendment is incorporated by reference into this Item 3.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
4.1	Amendment No. 6 to Rights Agreement, dated as of November 20, 2019, between Contango ORE, Inc. and Computershare Trust Company, N.A., as Rights Agent.
10.1	Amended and Restated Master Services Agreement, dated as of November 20, 2019, between Contango ORE, Inc. and Juneau Exploration, L.P.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTANGO ORE, INC.

By: /s/ Leah Gaines
Leah Gaines
Vice President and Chief Financial Officer

Dated: November 21, 2019